Exhibit 99.1

FOR IMMEDIATE RELEASE

September 21, 2021

Columbia Banking System and Bank of Commerce Holdings Announce Shareholder and Regulatory Approvals and Anticipated Merger Closing Date

TACOMA, WASHINGTON | SACRAMENTO, CALIFORNIA. Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”), the holding company for Columbia State Bank, and Bank of Commerce Holdings (NASDAQ: BOCH, “Bank of Commerce”), the holding company for Merchants Bank of Commerce, today jointly announced approval by Bank of Commerce shareholders for their proposed merger, and the receipt of all required regulatory approvals. The merger was announced on June 23, 2021 and the transaction is expected to be completed on or about October 1, 2021.

Ninety-eight percent of the Bank of Commerce Holdings common shares voting at Bank of Commerce’s special meeting voted in favor of the merger, representing more than 63% of all outstanding Bank of Commerce Holdings common shares.

Clint Stein, President and Chief Executive Officer of Columbia, said, “We are pleased to see the smooth and quick completion of all customary approvals required to welcome Merchants Bank of Commerce into the Columbia Bank family. Teams from both banks have partnered well to prepare for a seamless close to the merger.”

Randy Eslick, President and Chief Executive Officer of Bank of Commerce, said, “Over the course of the past few months, our teams have worked closely with one another and completed a tremendous amount of planning and preparation. We are excited to embark on the next chapter of Merchants Bank of Commerce, expanding the array of solutions we can bring to our clients and the communities we serve.”

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia State Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. The bank has been named one of Puget Sound Business Journal's “Washington's Best Workplaces,” more than 10 times and was ranked #1 in Customer Satisfaction with Retail Banking in the Northwest region by J.D. Power in the 2020 U.S. Retail Banking Satisfaction Study. Columbia was named the #1 bank in the Northwest on the Forbes 2020 list of “America's Best Banks” marking nearly 10 consecutive years on the publication's list of top financial institutions.

About Bank of Commerce

Bank of Commerce Holdings is a bank holding company headquartered in Sacramento, California and is the parent company for Merchants Bank of Commerce (the “Bank”). The Bank is an FDIC-insured California banking corporation providing community banking and financial services in northern California along the Interstate 5 corridor from Sacramento to Yreka and in the wine region north of San Francisco. The Bank was incorporated as a California banking corporation on November 25, 1981 and opened for business on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH”.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia and Bank of Commerce’s management’s beliefs, goals, intentions and expectations regarding future events and developments such as operating results, growth in loans, the continued success of Columbia and Bank of Commerce’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia and Bank of Commerce’s business, operations, financial performance and prospects, statements relating to the terms, timing and closing of the proposed transaction, and other statements that are not historical facts. The words “will,” “believe,” “expect,” “intend,” “should,” “outlook,” “estimate,” “forecast,” “project,” “would,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements, which are subject to numerous assumptions, risks, and uncertainties that change over time. Future events are difficult to predict, and the expectations described above are necessarily subject to risks, assumptions and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely from those indicated in such forward-looking statements. In addition to discussions about risks, assumptions and uncertainties set forth from time to time in Columbia and Bank of Commerce’s filings with the Securities and Exchange Commission, available at the U.S. Securities and Exchange Commission's (the “SEC”) website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and ”Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:

(i) the possibility that the merger does not close when expected or at all because conditions to closing are not satisfied; (ii) changes in COLB’s stock price before closing, including as a result of the financial performance of BOCH prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; (iii) the risk that the benefits from the transaction may not be fully realized when expected or at all or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which COLB and BOCH operate; (iv) the ability to promptly and effectively integrate the businesses of COLB and BOCH within the expected timeframes or at all; (v) the reaction to the transaction of the companies’ customers, employees and counterparties; (vi) diversion of management time on merger-related issues from ongoing business operations and opportunities; (vii) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; (viii) the risk that any announcements relating to the merger could have adverse effects on the market price of the common stock of either or both parties to the merger; (ix) certain restrictions during the pendency of the proposed transaction that may impact the parties' ability to pursue certain business opportunities or strategic transactions; and (x) other risks that are described in COLB’s and BOCH’s public filings with the Securities and Exchange Commission (the “SEC”).

We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation and do not assume any duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contact Information

Columbia:

Clint Stein, President & Chief Executive Officer Aaron Deer, Chief Financial Officer Bank of Commerce: Randy Eslick, President & Chief Executive Officer Jim Sundquist, Chief Financial Officer	(253) 593-8304 (253) 305-1966 (916) 677-5800 (916) 677-5825